EXHIBIT 4.1

INDENTURE,

dated as of November 5, 2009,

between

AMPHENOL CORPORATION

and

THE BANK OF NEW YORK MELLON, as Trustee

i

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939 AND THIS INDENTURE

TIA Section		Indenture Section

Section 310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	7.10
	(b)	7.10
Section 311	(a)	7.11
	(b)	7.11
	(c)	Not Applicable
Section 312	(a)	2.6
	(b)	10.3
	(c)	10.3
Section 313	(a)	7.6
	(b)(1)	7.6
	(b)(2)	7.6
	(c)(1)	7.6
	(d)	7.6
Section 314	(a)	4.4, 4.5, 10.5
	(b)	Not Applicable
	(c)(1)	10.4
	(c)(2)	10.4
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	10.5
	(f)	Not Applicable
Section 315	(a)	7.1
	(b)	7.5
	(c)	7.1
	(d)	7.1
	(e)	6.14
Section 316	(a)	2.10
	(a)(1)(a)	6.12
	(a)(1)(b)	6.13
	(b)	6.8
	(c)	Not Applicable
Section 317	(a)(1)	6.3
	(a)(2)	6.4
	(b)	2.5
Section 318	(a)	10.1

NOTE:                        This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

Indenture, dated as of November 5, 2009 (this “Indenture”), between Amphenol Corporation, a corporation duly incorporated and existing under the laws of Delaware and having its principal executive office at 358 Hall Avenue, Wallingford, Connecticut 06492 (the “Company”), and The Bank of New York Mellon, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities issued under this Indenture:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1             Definitions.

“Additional Amounts” means any additional amounts that are required hereby or by any Security, under circumstances specified herein or therein, to be paid by the Company in respect of certain taxes imposed on Holders specified herein or therein and that are owing to such Holders.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by agreement or otherwise.

“Agent” means any Registrar, Paying Agent or Service Agent.

“Attributable Debt” means, when used in connection with a Sale/Leaseback Transaction, on any date as of which the amount of Attributable Debt is to be determined, the product of (a) the net proceeds from the Sale/Leaseback Transaction multiplied by (b) a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in the Sale/Leaseback Transaction (without regard to any options to renew or extend such term) remaining on the date of the making of the computation, and the denominator of which is the number of full years of the term of the lease measured from the first day of the term.

“Bankruptcy Law” has the meaning set forth in Section 6.1.

“Board of Directors” means the Board of Directors of the Company or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“Business Day” means, unless otherwise provided by a Board Resolution, an Officers’ Certificate or a Supplemental Indenture for the Securities of a particular Series, a day that is not, in New York City, a Saturday, Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity.

“Commission” means the Securities and Exchange Commission or any successor agency.

“Company” means the party named as such above until a successor replaces it and thereafter means such successor.

“Company Order” means a written order signed in the name of the Company by two Officers, one of whom must be the Company’s principal executive officer, principal financial officer or principal accounting officer.

“Company Request” means a written request or order signed in the name of the Company, as the case may be, by (a) the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, as the case may be, or (b) any two Persons designated in a Company Order previously delivered to the Trustee by any two of the foregoing officers.

“Consolidated Net Tangible Assets” means the aggregate amount of assets included on the Company’s consolidated balance sheet as of the most recent fiscal quarter end for which such consolidated balance sheet is available, after deducting therefrom (a) all current liabilities, except for current maturities of long-term debt and current maturities of obligations under capital leases, and (b) total goodwill and other intangible assets, all as set forth on the most recent consolidated balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with GAAP.

“Corporate Trust Office” means the designated office of the Trustee at which at any particular time its corporate trust business shall be administered, which office of The Bank of New York Mellon, at the date of the execution of this Indenture, is located at 101 Barclay Street, 8th Floor West, New York, New York 10286, Attention: Global Corporate Trust, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” has the meaning set forth in Section 8.3.

“Custodian” has the meaning set forth in Section 6.1.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary for such Series by the Company, which Depositary shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any Series shall mean the Depositary with respect to the Securities of such Series.

“Discount Security” means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2.

“Dollars” and “$” means the currency of The United States of America.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Event of Default” has the meaning set forth in Section 6.1.

“Foreign Currency” means any currency or currency unit issued by a government other than the government of The United States of America.

“Foreign Government Obligations” means, with respect to Securities of any Series that are denominated in a Foreign Currency, (a) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by or acting as an agency or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in the case of either clause (a) or (b), are not callable or redeemable at the option of the issuer thereof.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Global Security” means a Security or Securities, as the case may be, in the form established pursuant to Section 2.2 evidencing all or part of the Securities of a particular Series, issued to the Depositary for such Series or its nominee, and registered in the name of such Depositary or nominee.

“Holder” means a Person in whose name a Security is registered.

“Indebtedness” means, with respect to any Person, obligations (other than Nonrecourse Obligations) of such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

“Indenture” means this Indenture as amended or supplemented from time to time, subject to Section 10.1, and shall include the form and terms of the Securities of a particular Series established as contemplated hereunder.

“interest” with respect to any Discount Security that by its terms bears interest only after Maturity means interest payable after Maturity.

“Judgment Currency” has the meaning set forth in Section 10.16.

“Legal Defeasance” has the meaning set forth in Section 8.2.

“Legal Holiday” has the meaning set forth in Section 10.7.

“Market Exchange Rate” has the meaning set forth in Section 10.15.

“Maturity” when used with respect to any Security or installment of principal thereof, means the date on which the principal of such Security or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity, upon redemption or required repurchase, by declaration of acceleration or otherwise.

“Mortgage” has the meaning set forth in Section 4.2(a).

“New York Banking Day” has the meaning set forth in Section 10.16.

“Nonrecourse Obligation” means indebtedness or other obligations substantially related to (a) the acquisition of assets not previously owned by the Company or any Restricted Subsidiary or (b) the financing of a project involving the development or expansion of properties of the Company or those of any Restricted Subsidiary, as to which the obligee with respect to such indebtedness or obligation has no recourse to the Company or any Restricted Subsidiary or any assets of the Company or those of any Restricted Subsidiary other than the assets that were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Officer” means the Chief Executive Officer, the President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers, one of whom must be the Company’s principal executive officer, principal financial officer or principal accounting officer.

“Opinion of Counsel” means a written opinion of legal counsel who is acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company.

“Paying Agent” has the meaning set forth in Section 2.4.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

“principal” of a Security means the principal of such Security plus, when applicable, the premium, if any, on, and any Additional Amounts in respect of, such Security.

“Principal Property” means the land, land improvements, buildings (to the extent they constitute real property interests and including any leasehold interest therein) and fixtures (including, for the avoidance of doubt, all machinery and equipment) constituting the principal corporate office, any manufacturing plant or any manufacturing facility (whether now owned or hereafter acquired) that:

(a)           is owned by the Company or any of its Subsidiaries;

(b)           is located within any of the present 50 states of the United States of America (or the District of Columbia); and

(c)           has not been determined in good faith by the Board of Directors not to be materially important to the total business conducted by the Company and its Subsidiaries taken as a whole.

“Registrar” has the meaning set forth in Section 2.4.

“Required Currency” has the meaning set forth in Section 10.16.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture or any other officer to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” means any of the Company’s direct or indirect Subsidiaries that owns any Principal Property; provided, however, that the term “Restricted Subsidiary” does not include (a) any such Subsidiary that is principally engaged in leasing or in financing receivables or that is principally engaged in financing outside the United States of America the Company’s operations or those of its Subsidiaries or (b) any such Subsidiary less than 80% of the Voting Stock of which is owned, directly or indirectly, by the Company, by one or more of the Company’s other Subsidiaries or by the Company and one or more of the Company’s other Subsidiaries if the common stock of such Subsidiary is traded on any national securities exchange or in the over-the-counter market.

“Sale/Leaseback Transaction” has the meaning set forth in Section 4.3(a).

“Securities” means the debentures, notes or other debt instruments of the Company of any Series authenticated and delivered under this Indenture.

“Series” or “Securities of a Series” means the debentures, notes or other debt instruments of the Company of a particular series created pursuant to Sections 2.1 and 2.2.

“Service Agent” has the meaning set forth in Section 2.4.

“Stated Maturity” means when used with respect to any Security or any installment of principal thereof or interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

“Supplemental Indenture” means any instrument that supplements this Indenture as contemplated hereunder.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of such Series.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and that in either case of (a) or (b), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.

“Voting Stock” of a Person means all classes of any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity, to the extent then outstanding and normally entitled to vote in the election of such Person’s directors, managers or trustees, as applicable.

Section 1.2            Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture.  The following terms that are defined in the TIA and used in this Indenture have the following meanings: (a) “indenture securities” means the Securities; (b) “indenture security holder” means a Holder; (c) “indenture to be qualified” means this Indenture; (d) “indenture trustee” or “institutional trustee” means the Trustee; and (e) “obligor” on the indenture securities means the Company and any successor obligor upon the Securities.  All other terms used in this Indenture that are defined in the TIA or a rule thereunder or by the TIA’s reference to another statute that are not otherwise defined herein are used herein as so defined.

Section 1.3            Rules of Construction.  Unless the context otherwise requires:

(a)           a term has the meaning assigned to it herein;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           any item or list of items set forth following the word “including” or “include” shall not be construed as indicating that the category in which such item or items are so included are limited to such item or items similar to such items;

(d)           the word “or” is not exclusive;

(e)           words in the singular include the plural, and in the plural include the singular; and

(f)            all references in this Indenture to (i) any designated “Article” or “Section” or any other subdivision are to the designated Article or Section or other subdivision, as the case may be, of this Indenture and (ii) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article or Section or other subdivision.

ARTICLE II

THE SECURITIES

Section 2.1            Issuable in Series.  The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.  The Securities may be issued in one or more Series.  All Securities of a Series shall be identical except as may be set forth or determined in the manner provided in a Board Resolution, an Officers’ Certificate or a Supplemental Indenture detailing the adoption of the terms thereof pursuant to authority granted under a Board Resolution.  In the case of Securities of a Series to be issued from time to time, such Board Resolution, Officers’ Certificate or Supplemental Indenture detailing the adoption of the terms thereof pursuant to authority granted under a Board Resolution may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined.  Securities may differ between Series in respect of any matters, provided that all Securities of a particular Series shall be equally and ratably entitled to the benefits of the Indenture.

Section 2.2            Establishment of Terms of Securities of a Series.  At or prior to the issuance of any Securities within a Series, the following shall be established (as to such Series generally, in the case of Section 2.2(a), and either as to the Securities within such Series or as to such Series generally, in the case of Sections 2.2(b) through 2.2(w)) pursuant to a Board Resolution, and set forth or determined in the manner provided in a Board Resolution, an Officers’ Certificate or a Supplemental Indenture:

(a)           the title of such Series (which shall distinguish the Securities of such particular Series from the Securities of any other Series);

(b)           the price or prices (expressed as a percentage of the principal amount thereof) at which the Securities of such Series will be issued;

(c)           any limit upon the aggregate principal amount of the Securities of such Series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such Series pursuant to Section 2.7, 2.8, 2.11, 3.6 or 9.6);

(d)           the date or dates on which the principal of the Securities of such Series is payable;

(e)           the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Securities of such Series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;

(f)            the place or places where the principal of and interest, if any, on the Securities of such Series shall be payable, where the Securities of such Series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such Series and this Indenture may be served, and the method of such payment, if by wire transfer, mail or other means;

(g)           if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of such Series may be redeemed, in whole or in part, at the option of the Company;

(h)           the obligation, if any, of the Company to redeem or repurchase the Securities of such Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of such Series shall be redeemed or repurchased, in whole or in part, pursuant to such obligation;

(i)            the date or dates, if any, on which and the price or prices at which the Securities of such Series will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

(j)            if other than denominations of $2,000 and any integral multiple thereof, the denominations in which the Securities of such Series shall be issuable;

(k)           the forms of the Securities of such Series in fully registered form (and, if in fully registered form, whether the Securities will be issuable as Global Securities);

(l)            if other than the principal amount thereof, the portion of the principal amount of the Securities of such Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2;

(m)          the currency of denomination of the Securities of such Series, which may be Dollars or any Foreign Currency, and the agency or organization, if any, responsible for overseeing such composite currency;

(n)           the designation of the currency, currencies or currency units in which payment of the principal of and interest, if any, on the Securities of such Series will be made;

(o)           if payments of principal of or interest, if any, on the Securities of such Series are to be made in one or more currencies or currency units other than that or those in which the Securities of such Series are denominated, the manner in which the exchange rate with respect to such payments will be determined;

(p)           the manner in which the amounts of payment of principal of or interest, if any, on the Securities of such Series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

(q)           the provisions, if any, relating to any security provided for the Securities of such Series;

(r)            any addition to or change in the Events of Default that apply to any Securities of such Series and any change in the right of the Trustee or the requisite Holders of the Securities of such Series to declare the principal amount thereof due and payable pursuant to Section 6.2;

(s)           any addition to or change in the covenants set forth in Article IV or V that apply to Securities of such Series;

(t)            the provisions, if any, relating to conversion of any Securities of such Series, including, if applicable, the conversion price, the conversion period, provisions as to whether conversion will be mandatory, at the option of the Holders or at the option of the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion if the Securities of such Series are redeemed;

(u)           whether the Securities of such Series will be “senior debt securities” or “senior subordinated debt securities” or “junior subordinated debt securities” and, if applicable, a description of the subordination terms thereof;

(v)           any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such Series if other than those appointed herein; and

(w)          any other terms of the Securities of such Series (which may modify or delete any provision of this Indenture insofar as it applies to the Securities of such Series).

All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided in the Board Resolution, Officers’ Certificate or Supplemental Indenture referred to above.  The authorized principal amount of any Series may not be increased to provide for issuances of additional Securities of such Series, unless otherwise provided in the Board Resolution, Officers’ Certificate or Supplemental Indenture.

Section 2.3            Execution and Authentication.  Two Officers shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

Upon receipt by the Trustee of a Company Order, the Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution, Officers’ Certificate or Supplemental Indenture.  Such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing.  Each

Security shall be dated the date of its authentication unless otherwise provided in the Board Resolution, an Officers’ Certificate or a Supplemental Indenture.

The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series established pursuant to Section 2.2(c), except as provided in Section 2.8.

Prior to the issuance of Securities of any Series, the Trustee shall have received and, subject to Sections 7.1 and 7.2, shall be fully protected in relying on: (i) the Board Resolution, Officers’ Certificate or Supplemental Indenture establishing the form of the Securities of such Series, or of Securities within such Series, and the terms of the Securities of such Series, or of Securities within such Series; (ii) an Officers’ Certificate complying with Section 10.4; and (iii) an Opinion of Counsel complying with Section 10.4.

The Trustee shall have the right to decline to authenticate and deliver any Securities of such Series if (i) the Trustee, being advised by counsel, determines that such action may not be taken lawfully or (ii) the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors or vice-presidents shall determine that such action would expose the Trustee to personal liability to Holders of any then outstanding Securities of such Series.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities.  An authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.4            Registrar and Paying Agent.  The Company shall maintain, with respect to the Securities of each Series, at the place or places established with respect to Securities of such Series pursuant to Section 2.2(f), an office or agency where Securities of such Series may be presented or surrendered for payment (“Paying Agent”), where Securities of such Series may be surrendered for registration of transfer or exchange (“Registrar”) and where notices and demands to or upon the Company in respect of the Securities of such Series and this Indenture may be served (“Service Agent”). The Registrar shall keep a register with respect to the Securities of each Series and to their transfer and exchange.  The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar, Paying Agent or Service Agent.  If at any time the Company shall fail to maintain any such required Registrar, Paying Agent or Service Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more co-registrars, additional paying agents or additional service agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain a Registrar, Paying Agent and Service Agent in each place so specified pursuant to Section 2.2(f) for Securities of any Series for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar, additional paying agent or additional service agent.  The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Service Agent” includes any additional service agent.

The Company hereby appoints the Trustee the initial Registrar, Paying Agent and Service Agent for each Series unless another Registrar, Paying Agent or Service Agent, as the case may be, is appointed prior to the time Securities of such Series are first issued.

Section 2.5            Paying Agent to Hold Money in Trust.  The Company shall require each Paying Agent, if other than the Trustee, to agree in writing that the Paying Agent will hold in trust, for the benefit of Holders of the Securities of any Series, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Securities of such Series, and will notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money.  If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust account for the benefit of Holders of the Securities of any Series all money held by it as Paying Agent.

Section 2.6            Holder Lists.  The Trustee shall preserve, in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of Holders of the Securities of each Series and shall otherwise comply with Section 312(a) of the TIA.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders of the Securities of each Series.

Section 2.7            Transfer and Exchange.  Where Securities of a Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange if the requirements for such transactions are met.  Upon any transfer or exchange, the Registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents.  To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request.  No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.11, Section 3.6 or Section 9.6).

Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Securities of any Series for the period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of Securities of such Series selected for redemption and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

Section 2.8            Mutilated, Destroyed, Lost and Stolen Securities.  If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Security and (b) such security or indemnity as may be required by each of them to hold each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser (within the meaning of the Uniform Commercial Code as in effect in the jurisdiction in which the Company is organized), the Company shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 2.8, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any Series issued pursuant to this Section 2.8 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such Series duly issued hereunder.

The provisions of this Section 2.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.9            Outstanding Securities.  The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it pursuant to Section 2.12, those delivered to it for cancellation, those reductions in the interest on a Global Security effected by the Trustee in accordance with the provisions hereof and those described in this Section 2.9 as not outstanding.

If a Security is replaced pursuant to this Section 2.9, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds on the Maturity of Securities of a Series money sufficient to pay such Securities payable on that date, then on and after that date, the Securities of such Series cease to be outstanding and interest on them ceases to accrue.

A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.2.

Section 2.10          Treasury Securities.  In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any request, demand, authorization, direction, notice, consent or waiver, Securities of a Series owned by the Company shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Securities of a Series that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

Section 2.11          Temporary Securities.  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee upon request shall authenticate temporary Securities upon a Company Order.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities.  Without unreasonable delay, the Company shall prepare and the Trustee upon request shall authenticate definitive Securities of the same Series and date of maturity in exchange for temporary Securities.  Until so exchanged, temporary securities shall have the same rights under this Indenture as the definitive Securities.

Section 2.12          Cancellation.  The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation in accordance with its customary procedures and, if requested in writing by the Company, deliver such canceled Securities to the Company or as it otherwise directs; provided, however, that the Trustee shall not be required to destroy Securities.  The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

Section 2.13          Defaulted Interest.  If the Company defaults in a payment of interest on the Securities of any Series, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the Persons who are Holders of the Securities of such Series on a subsequent special record date.  The Company shall fix the record date and payment date.  At least ten days before the record date, the Company shall mail to the Trustee and to each Holder of such Series a notice that states the record date, the payment date and the amount of interest to be paid.  The Company may pay defaulted interest in any other lawful manner.

Section 2.14           Global Securities.

(a)           Terms of Securities.  A Board Resolution, an Officers’ Certificate or a Supplemental Indenture shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depositary for such Global Security or Securities.

(b)           Transfer and Exchange.  Notwithstanding any provisions to the contrary contained in Section 2.7, any Global Security shall be exchangeable pursuant to Section 2.7 for Securities registered in the names of Holders other than the Depositary therefor or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event, (ii) the Company executes and delivers to the Trustee an Officers’ Certificate to the effect that such Global Security shall be so exchangeable or (iii) an Event of Default with respect to the Securities represented by such Global Security shall have happened and be continuing. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.  Except as provided in this Section 2.14(b), a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

(c)           Legend.  Any Global Security issued hereunder shall bear a legend in substantially the following form:

“This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary.  This Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.”

(d)           Acts of Holders.  The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action that a Holder is entitled to give or take under the Indenture.

(e)           Payments.  Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.2, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof.

(f)            Consents, Declaration and Directions.  Except as provided in Section 2.14(e), the Company, the Trustee and any Agent shall treat a Person as the Holder of such principal amount of outstanding Securities of such Series represented by a Global Security as shall be specified in a written statement of the Depositary with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

Section 2.15          CUSIP Numbers.  The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in “CUSIP” numbers of which the Company becomes aware.

ARTICLE III

REDEMPTION

Section 3.1            Notice to Trustee.  The Company may, with respect to the Securities of any Series, reserve the right to redeem and pay the Securities of such Series or may covenant to redeem and pay the Securities of such Series or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in the Securities of such Series.  If the Securities of any Series are redeemable and the Company wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Securities of such Series pursuant to the terms of the Securities of such Series, it shall notify the Trustee of the date of such redemption and the principal amount of the Securities of such Series to be redeemed.  The Company shall give the notice at least 45 days before the date of such redemption (or such shorter notice as may be acceptable to the Trustee).

Section 3.2            Selection of Securities to be Redeemed.  Unless otherwise indicated for the Securities of a particular Series by a Board Resolution, an Officers’ Certificate or a Supplemental Indenture, if less than all the Securities of a Series are to be redeemed, the Trustee shall, not less than 30 nor more than 60 days prior to the date of redemption, select the Securities of such Series to be redeemed in any manner that the Trustee deems fair and appropriate.  The Trustee shall make the selection from Securities of such Series outstanding not previously called for redemption.  The Trustee may select for redemption portions of the principal of Securities of such Series that have denominations larger than $2,000.  Securities of such Series and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000 or, if the Securities of such Series are issuable in other denominations pursuant to Section 2.2(j), the minimum principal denomination for the Securities of such Series and integral multiples thereof.  Provisions of this Indenture that apply to Securities of a Series called for redemption also apply to portions of Securities of such Series called for redemption.

Section 3.3            Notice of Redemption.  Unless otherwise indicated for a particular Series by Board Resolution, an Officers’ Certificate or a Supplemental Indenture, at least 30 days but not more than 60 days before any date of redemption of the Securities of any Series, the Company shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed.

The notice shall identify the Securities of such Series to be redeemed and shall state:

(a)           the date of such redemption;

(b)           the redemption price;

(c)           if less than all outstanding Securities of such Series are to be redeemed, the identification of the particular Securities (or portion thereof) of such Series to be redeemed, as well as the aggregate principal amount of Securities of such Series to be redeemed;

(d)           the name and address of the Paying Agent;

(e)           that Securities of such Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)            that interest on Securities of such Series called for redemption ceases to accrue on and after the date of such redemption;

(g)           the CUSIP number, if any; and

(h)           any other information as may be required by the terms of the particular Series or the Securities of a Series being redeemed.

Subject to Section 3.1, at the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at its expense.

Section 3.4            Effect of Notice of Redemption.  Once notice of redemption is mailed or published as provided in Section 3.3, Securities of a Series called for redemption become due and payable on the date of such redemption and at the redemption price.  A notice of redemption may not be conditional.  Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to the date of such redemption; provided, however, that installments of interest whose Stated Maturity is on or prior to the date of such redemption shall be payable to the Holders of such Securities (or one or more predecessor Securities) registered at the close of business on the relevant record date therefor according to their terms and the terms of this Indenture.

Section 3.5            Deposit of Redemption Price.  On or before 10:00 a.m., New York City time, on the date of such redemption, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date.

Section 3.6            Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security of the same Series and the same maturity equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE IV

COVENANTS

Section 4.1            Payment of Principal and Interest.  The Company covenants and agrees for the benefit of the Holders of the Securities of each Series that it will duly and punctually pay the principal of and interest, if any, on the Securities of such Series in accordance with the terms of the Securities of such Series and this Indenture.

Section 4.2            Limitation on Liens.

(a)           So long as any of the Securities of any Series are outstanding, the Company will not itself, and will not permit any Restricted Subsidiary to, directly or indirectly, issue, incur, create, assume or guarantee any Indebtedness secured by a mortgage, security interest, pledge, lien, charge or other encumbrance upon any Principal Property or upon any shares of Capital Stock or Indebtedness of any Restricted Subsidiary (a “Mortgage”), whether such Principal Property, shares or Indebtedness are now existing or owned or hereafter created or acquired, unless prior to or at the same time the Securities of such Series are equally and ratably secured with or, at the option of the Company, prior to such secured Indebtedness; provided, however, that this Section 4.2 shall not apply to:

(i)                 Mortgages on property, shares of Capital Stock or Indebtedness or other assets of any corporation existing at the time such corporation becomes a Restricted Subsidiary, provided that such Mortgage was not incurred in anticipation of such corporation becoming a Restricted Subsidiary;

(ii)                Mortgages on property, shares of Capital Stock or Indebtedness existing at the time of acquisition by the Company or any Restricted Subsidiary (which may include property previously leased by the Company and leasehold interests on the property, provided that the lease terminates prior to or upon the acquisition), provided that such Mortgage was not incurred in anticipation of such acquisition;

(iii)               Mortgages on property, shares of Capital Stock or Indebtedness to secure any Indebtedness incurred prior to, at the time of, or within 270 days after, the latest of the acquisition of such property, shares of stock or indebtedness, or in the case of real property, the completion of construction, the completion of improvements or the beginning of substantial commercial operation of such real property for the purpose of financing all or any part of the purchase price of such real property, the construction thereof or the making of improvements thereto;

(iv)               Mortgages in favor of the Company or another Restricted Subsidiary;

(v)                Mortgages existing on the date of issuance of the Securities of such Series;

(vi)               Mortgages on property or other assets of a corporation existing at the time a corporation is merged into or consolidated with either the Company or any Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to either the Company or any Restricted Subsidiary, provided that this Mortgage was not incurred in anticipation of the merger or consolidation or sale, lease or other disposition;

(vii)              Mortgages in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia) to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to such Mortgages;

(viii)           Mortgages created in connection with a project financed with, and created to secure, a Nonrecourse Obligation;

(ix)           Mortgages securing all of the Securities of such Series;

(x)            Mortgages on accounts receivable securing the Company’s indebtedness; or

(xi)           extensions, renewals or replacements of any Mortgage referred to in clauses (i) through (x) above without increase of the principal of the Indebtedness secured by the Mortgage;

provided, however, that any Mortgages permitted by any of clauses (i) through (xi) above shall not extend to or cover any property of the Company or that of any Restricted Subsidiary, as the case may be, other than the property specified in these clauses and improvements to this property.

(b)           Notwithstanding Section 4.2(a), the Company and any Restricted Subsidiary, or any of them, may issue, incur, create, assume or guarantee Indebtedness secured by a Mortgage without equally and ratably securing the Securities of any Series then outstanding; provided, that at the time of such issuance, incurrence, creation, assumption or guarantee, after giving effect thereto and to the retirement of any Indebtedness that is concurrently being retired, the aggregate amount of all outstanding Indebtedness secured by Mortgages (excluding Mortgages permitted under clauses (i) through (xi) of Section 4.2(a)) does not at such time exceed 15% of Consolidated Net Tangible Assets.

(c)           Notwithstanding the foregoing, any Mortgage securing the Securities granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release by all holders of the Indebtedness secured by the Mortgage giving rise to the Mortgage securing the Securities (including any deemed release upon payment in full of all obligations under such Indebtedness).

Section 4.3             Limitation on Sale/Leaseback Transactions.

(a)           So long as any of the Securities are outstanding, the Company will not itself, and it will not permit any Restricted Subsidiary to, enter into any arrangement relating to property now owned or hereafter acquired whereby either the Company transfers, or any Restricted Subsidiary transfers, such property to a Person and either the Company or any Restricted Subsidiary leases it back from such Person (a “Sale/Leaseback Transaction”) with respect to any Principal Property, whether now owned or hereafter acquired by the Company or any Restricted Subsidiary, unless:

(i)            the Company or such Restricted Subsidiary would, at the time of entering into such arrangement, be able to incur Indebtedness secured by a Mortgage on the Principal Property involved in the transaction at least equal in amount to the Attributable Debt with respect to such Sale/Leaseback Transaction, without equally and ratably securing the Securities of such Series pursuant to Section 4.2; or

(ii)           the net proceeds of the sale of the Principal Property to be leased are at least equal to such Principal Property’s fair market value, as determined by the Board of Directors, and the proceeds are applied within 180 days of the effective date of the Sale/Leaseback Transaction to the purchase, construction, development or acquisition of assets that are Principal Property or to the repayment of senior Indebtedness of the Company or any Restricted Subsidiary.

(b)           The restrictions set forth in Section 4.3(a) will not apply to a Sale/Leaseback Transaction: (i) entered into prior to the date of issuance of the Securities of such Series; (ii) between the Company and a Restricted Subsidiary or between Restricted Subsidiaries; (iii) under which the rent payable pursuant to such lease is to be reimbursed under a contract with the U.S. Government or any instrumentality or agency thereof; (iv) involving leases for a period of no longer than three years; or (v) in which the lease for the property or asset is entered into within 270 days after the date of acquisition, completion of construction or commencement of full operations of such property or asset, whichever is latest.

(c)           Notwithstanding the restrictions contained in this Section 4.3, the Company and its Restricted Subsidiaries, or any of them, may enter into a Sale/Leaseback Transaction; provided that at the time of such transaction, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to Sale/Leaseback Transactions existing at such time that could not have been entered into except for the provisions of this Section 4.3(c), together with the aggregate amount of all outstanding Indebtedness secured by Mortgages pursuant to Section 4.2(a), does not at such time exceed 15% of Consolidated Net Tangible Assets.

(d)           A Sale/Leaseback Transaction shall not be deemed to result in the creation of a Mortgage.

Section 4.4             Commission Reports.  The Company shall, so long as any of the Securities are outstanding:

(a)           file with the Trustee (electronically or in hard copy), within 15 days after the Company files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then the Company shall file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; notwithstanding anything to the contrary herein, the Trustee shall have no duty to review such documents for the purposes of determining compliance with any provision of this Indenture;

(b)           file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c)           transmit by mail to all Holders, as their names and addresses appear in the register kept by the Registrar, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to Section 4.4(a) or 4.4(b) as may be required by the rules and regulations prescribed from time to time by the Commission; provided, however, that the Company will be deemed to have furnished such information, documents and reports to Holders if it has filed such information, documents and reports with the Commission using the EDGAR filing system and such information, documents and reports are publicly available via EDGAR.

The filing of such information, documents and reports with the Trustee is for informational purposes only and the Trustee’s receipt of such information, documents and reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.5             Compliance Certificate.  The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers’ Certificate stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof (without regard to any period of grace or requirement of notice provided hereunder), and if a Default or Event of Default shall have occurred, specifying all such Defaults or Events of Default and the nature and status thereof of which they may have knowledge.

The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, within 30 days after becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.6             Corporate Existence.  Except as otherwise permitted by Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

ARTICLE V
SUCCESSORS

Section 5.1             When Company May Merge, Etc.  The Company shall not consolidate with, or sell, lease, convey or otherwise transfer all or substantially all of the Company’s assets to, or merge with or into, any other Person or entity, unless:

(a)           the Company shall be the continuing person, or if the Company shall consolidate with, or sell, lease, convey or otherwise transfer all or substantially all of the Company’s assets to, or merge with or into, another Person, the Person to be formed from such consolidation or merger, or the Person that received the transfer of the assets, is organized and validly existing as a corporation under the laws of any state of the United States of America, or the District of Columbia, and shall expressly assume, by a Supplemental Indenture, executed and delivered to the Trustee, in form satisfactory to the

Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

(b)           immediately after giving effect to such transaction, no Event of Default with respect to the Securities of any Series, and no event that, after notice or lapse of time or both, would become an Event of Default with respect to the Securities of such Series, shall have happened and be continuing; and

(c)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer and, if a Supplemental Indenture is required in connection with such transaction, such Supplemental Indenture, comply with this Article V and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 5.2             Successor Person Substituted.  Upon any consolidation of the Company with, or merger by the Company into, any other Person or sale, conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 5.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease of all or substantially all of the Company’s assets, the predecessor Person shall not be relieved from its obligation to pay the principal of and interest on the Securities.

ARTICLE VI
DEFAULTS AND REMEDIES

Section 6.1             Events of Default.  The term “Event of Default,” wherever used herein with respect to the Securities of any Series, means any one of the following events, unless in the Board Resolution, Officers’ Certificate or Supplemental Indenture establishing the Securities of such Series, it is provided that the Securities of such Series shall not have the benefit of such Event of Default:

(a)           default in the payment of any interest on any Security of such Series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(b)           default in the payment of principal of or premium, if any, on any Security of such Series at its Maturity, including at the Stated Maturity, upon redemption or required repurchase or by declaration of acceleration thereof or otherwise; or

(c)           default in the performance or breach of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty for which the consequences of nonperformance or breach are addressed elsewhere in this Section 6.1 and other than a covenant or warranty that has been included in this Indenture solely for the benefit of the Securities of a Series other than such Series), which default continues uncured for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities of such Series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(d)           (i) a failure to make any payment at Maturity, including any applicable grace period, on any of the Company’s Indebtedness in an amount in excess of $50,000,000 or (ii) a default on any of the Company’s Indebtedness, which default results in the acceleration of Indebtedness in an amount in excess of $50,000,000; or

(e)           the Company, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors or (v) generally is unable to pay its debts as the same become due or the taking of corporate action by the Company in furtherance of such action; or

(f)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property or (iii) orders the liquidation of the Company, and such order or decree remains unstayed and in effect for 90 days; or

(g)           any other Event of Default provided with respect to Securities of such Series, which is specified in a Board Resolution, an Officers’ Certificate or a Supplemental Indenture, in accordance with Section 2.2(r).

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.2             Acceleration of Maturity; Rescission and Annulment.  If an Event of Default with respect to Securities of any Series outstanding at the time such Even of Default occurs and is continuing (other than an Event of Default referred to in Section 6.1(e) or 6.1(f)), then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Securities of such Series may declare the entire principal amount (or, if any Securities of such Series are Discount Securities, such portion of the principal amount as may be specified in the terms of the Securities of such Series) of and accrued but unpaid interest, if any, on all of the Securities of such Series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and accrued but unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Section 6.1(e) or 6.1(f) shall occur, the principal amount (or specified amount) of and accrued but unpaid interest, if any, on all outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after such a declaration of acceleration with respect to the Securities of any Series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of a majority in principal amount of the outstanding Securities of such Series, by written notice to the Company and the Trustee, may rescind and annul such declaration with respect to the Securities of such Series and its consequences if:

(a)           the Company has paid or deposited with the Trustee a sum sufficient to pay in the currency or currency unit in which the Securities of such Series are payable:

(i)                 all overdue interest on all the Securities of such Series;

(ii)                the principal of any Securities of such Series that have become due otherwise than by such declaration of acceleration and interest thereon from the date such principal became due at a rate per annum equal to the rate borne by the Securities of such Series, to the extent that the payment of such interest shall be legally enforceable;

(iii)               to the extent that payment of such interest is lawful, interest upon overdue interest at a rate per annum equal to the rate borne by the Securities of such Series; and

(iv)               all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 7.7; and

(b)           all Events of Default with respect to the Securities of such Series, other than the nonpayment of the principal of the Securities of such Series that has become due solely by such acceleration, have been cured or waived as provided in Section 6.13.  No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 6.3             Collection of Indebtedness and Suits for Enforcement by Trustee.  The Company covenants that if:

(a)           default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)           default is made in the payment of principal of or premium, if any, on any Security of such Series at Maturity thereof, upon optional redemption or required repurchase, upon declaration of acceleration or otherwise, then the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and any overdue interest at the rate or rates prescribed therefor in such Securities and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to any Securities of any Series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such Series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.4             Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

(b)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.5             Trustee May Enforce Claims Without Possession of Securities.  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 6.6             Application of Money Collected.  Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

(a)           First: To the payment of all amounts due the Trustee under Section 7.7; and

(b)           Second: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

(c)           Third: To the Company.

Section 6.7             Limitation on Suits.  No Holder of any Security of any Series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)           such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such Series;

(b)           the Holders of at least 25% in principal amount of the outstanding Securities of such Series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)           such Holder or Holders have offered to the Trustee security or indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request;

(d)           the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

(e)           no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities of such Series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 6.8             Unconditional Right of Holders to Receive Principal and Interest.  Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Security on the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the date of such redemption) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.9             Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10           Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11           Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12           Control by Holders.  The Holders of a majority in principal amount of the outstanding Securities of any Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series, provided that:

(a)           such direction shall not be in conflict with any rule of law or with this Indenture or expose the Trustee in personal liability;

(b)           the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; and

(c)           subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow such direction if a Responsible Officer or Responsible Officers of the Trustee shall, in good faith, determine that the proceeding so directed would be unjustly prejudicial to the Holders not joining in any such direction or would expose the Trustee to personal liability.

Section 6.13           Waiver of Past Defaults.  Subject to Section 6.2, the Holders of not less than a majority in principal amount of the outstanding Securities of any Series may on behalf of the Holders of all the Securities of such Series waive any past Default hereunder with respect to such Series and its consequences, except a default (i) in the payment of the principal of or interest on any Security of such Series (provided, however, that the Holders of a majority in principal amount of the outstanding Securities of any Series may rescind and annul a declaration of acceleration and its consequences, including any default in such payment that has become due solely by such declaration of acceleration) or (ii) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Holder of each outstanding Security of such Series affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.14           Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Security by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.14 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the date of such redemption).

ARTICLE VII
TRUSTEE

Section 7.1             Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)           Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

(c)           In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers’ Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in the case of any such Officers’ Certificates or Opinions of Counsel that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officers’ Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture.

(d)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of Section 7.1(b);

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Securities of any Series in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities of such Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such Series.

(e)                                  The permissive rights of the Trustee in this Indenture shall not be construed as duties.

(f)                                    No provision of this Indenture shall be deemed to impose any duty or obligation on the Trustee to take or omit to take any action or suffer any action to be taken or omitted, in the performance of its duties or obligations under this Indenture, or to exercise any right or power hereunder, to the extent that taking or omitting to take such action or suffering such action to be taken or omitted would violate applicable law binding upon it.

(g)                                 The Trustee may refuse to perform any duty or exercise any right or power at the request or direction of any Holder unless such Holder shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(h)                                 The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(i)                                     No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate security or indemnity against such risk is not reasonably assured to it.

(j)                                     The Paying Agent, the Registrar and any authenticating agent shall be entitled to the protections, immunities and standard of care as are set forth in Section 7.1(a), 7.1(b), 7.1(c), 7.1(d) or 7.1(f) with respect to the Trustee.

Section 7.2                                      Rights of Trustee.

(a)                                  The Trustee may rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate.

(c)                                  The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.  No Depositary shall be deemed an agent of the Trustee, and the Trustee shall not be responsible for any act or omission by any Depositary.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute negligence.

(e)                                  The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder without negligence and in good faith and in reliance thereon.

(f)                                    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)                                 The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(h)                                 The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event that is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities generally or the Securities of a particular Series and this Indenture.

(i)                                     The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(j)                                     Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Security to the Trustee for authentication and delivery pursuant to Section 303, which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution.

(k)                                  The Trustee may employ or retain such counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and shall not be responsible for any misconduct on the part of any of them.

(l)                                     The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each agent, custodian and other Person employed to act hereunder.

(m)                               The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such Officers’ Certificate previously delivered and not superseded.

(n)                                 In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including loss of profit) irrespective of whether or not the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(o)                                 The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising our of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Trustee shall use its best efforts to resume performance as soon as practicable under the circumstances.

Section 7.3                                      Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.4                                      Trustee’s Disclaimer.  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its authentication.

Section 7.5                                      Notice of Defaults.  If a Default or Event of Default occurs and is continuing with respect to the Securities of any Series and a Responsible Officer of the Trustee has notice thereof, the Trustee shall mail to each Holder of the Securities of such Series notice of such Default or Event of Default within 90 days after it occurs or, if later, after a Responsible Officer of the Trustee has notice of such Default or Event of Default.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Security of any Series, the Trustee may withhold the notice if and so long as its corporate trust committee or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders of such Series.

Section 7.6                                      Reports by Trustee to Holders.  Within 60 days after May 15 in each year, the Trustee shall transmit by mail to all Holders, as their names and addresses appear on the register kept by the Registrar, a brief report dated as of such May 15, in accordance with, and to the extent required under, Section 313 of the TIA.

A copy of each report at the time of its mailing to Holders of any Series shall be filed with the Commission and each stock exchange on which the Securities of such Series are listed.  The Company shall promptly notify the Trustee when Securities of any Series are listed on any stock exchange.

Section 7.7                                      Compensation and Indemnity.  The Company shall pay to the Trustee from time to time compensation for its services as the Company and the Trustee shall from time to time agree upon in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it.  Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Company shall indemnify each of the Trustee and any predecessor Trustee (including the cost of defending itself) against any loss, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it except as set forth in the next paragraph in the performance of its duties under this Indenture as Trustee or Agent.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have one separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.  This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee.

The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee through negligence or bad faith.

To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities of any Series on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Securities of such Series.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(e) or 6.1(f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section 7.7 shall survive the resignation or removal of the Trustee and the termination or satisfaction of this Indenture.

Section 7.8                                      Replacement of Trustee.  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.

The Trustee may resign with respect to the Securities of one or more Series by so notifying the Company at least 30 days prior to the date of the proposed resignation.  The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee with respect to such Series by so notifying the Trustee and the Company.  The Company may remove the Trustee with respect to Securities of one or more Series if:

(a)                                  the Trustee fails to comply with Section 7.10;

(b)                                 the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)                                  a Custodian or public officer takes charge of the Trustee or its property; or

(d)                                 the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee with respect to the Securities of any one or more Series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least a majority in principal amount of the Securities of the applicable Series may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to the Securities of each Series for which it is acting as Trustee under this Indenture.  A successor Trustee shall mail a notice of its succession to each Holder of each such Series.  Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

Section 7.9                                      Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10                                Eligibility; Disqualification.  This Indenture shall always have a Trustee who satisfies the requirements of Section 310(a)(1), 310(a)(2) and 310(a)(5) of the TIA.  The Trustee shall always have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with Section 310(b) of the TIA.

Section 7.11                                Preferential Collection of Claims Against Company.  The Trustee is subject to Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA.  A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

ARTICLE VIII

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 8.1                                      Option to Effect Legal Defeasance or Covenant Defeasance.  The Company may, at its option evidenced by a Board Resolution or an Officers’ Certificate, at any time, with respect to the Securities of any Series, elect to have either Section 8.2 or 8.3 be applied to all of the outstanding Securities of such Series upon compliance with the conditions set forth below in this Article VIII.

Section 8.2                                      Legal Defeasance and Discharge.  Upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.2, the Company shall be deemed to have been discharged from its obligations with respect to all of the outstanding Securities of the particular Series on the date the conditions set forth below in Section 8.4 are satisfied (“Legal Defeasance”).  For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged all the obligations relating to, and to have satisfied all of its obligations under, the outstanding Securities of such Series and this Indenture and cured all then existing Events of Default (and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except that the following shall survive until otherwise terminated or discharged hereunder (and the Securities of such Series shall thereafter be deemed to be “outstanding” only for the purposes of the Sections of this Indenture referred to below in this Section 8.2):

(a)                                  the rights of Holders of outstanding Securities of such Series, if any, to receive payments in respect of the principal of and interest, if any, on such Securities when such payments are due or on the date of any redemption solely out of the trust created pursuant to this Indenture;

(b)                                 the Company’s obligations with respect to such Securities concerning issuing temporary Securities of such Series, or, where relevant, registration of such Securities, mutilated, destroyed, lost or stolen Securities of such Series and the maintenance of an office or agency for payment and money for the payments held in trust;

(c)                                  the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith and with respect to the Company’s obligations to the Trustee under Section 7.7; and

(d)                                 this Article VIII.

Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 with respect to the Securities of any Series.  Following such Legal Defeasance, payment of the Securities of such Series may not be accelerated because of an Event of Default.

Section 8.3                                      Covenant Defeasance.  Upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.3, the Company shall be released from any obligations under the covenants contained in Sections 2.2(s), 4.2, 4.3, 4.4, 4.5 and 5.1 with respect to the outstanding Securities of a particular Series, along with any additional covenants contained in such Security, any Supplemental Indenture or Officers’ Certificate in connection therewith, on and after the date the conditions set forth below in Section 8.4 are satisfied (“Covenant Defeasance”), and the Securities of such Series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities of such Series appertaining thereto, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document but, except as specified above, the remainder of this Indenture and the Securities of such Series shall be unaffected thereby. Following such Covenant Defeasance, payment of the Securities of such Series may not be accelerated because of an Event of Default pursuant to Section 6.1(c) (except for a default with respect to Section 5.1), 6.1(d) or 6.1(g).

Section 8.4                                      Conditions to Legal or Covenant Defeasance.  As set forth below, the following shall be the conditions to the application of either Section 8.2 or 8.3 to the outstanding Securities of any Series:

(a)                                                                      in the case of either Legal Defeasance or Covenant Defeasance, the Company must irrevocably deposit, or cause to be irrevocably deposited, with the Trustee, in trust, for the benefit of the Holders of the Securities of such Series, cash in the currency or currency unit in which the Securities of such Series are payable, Government Obligations, or a combination thereof in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal of and interest, if any, due on the outstanding Securities of such Series at the Maturity, or on the applicable date of any redemption, as the case may be;

(b)                                                                     in the case of Legal Defeasance, the Company shall have delivered to the Trustee for the Securities of such Series an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that, subject to customary assumptions and exclusions, (i) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (ii) since the date of issuance of the Securities of such Series, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Securities of such Series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)                                                                      in the case of Covenant Defeasance, the Company shall have delivered to the Trustee for the Securities of such Series an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Securities of such Series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)                                                                     no Event of Default or event that with the giving of notice or the lapse of time, or both, would become an Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit and no Event of Default under Section 6.1(e) or 6.1(f) shall have occurred and be continuing on the 91st day after such date;

(e)                                                                      such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company is a party or by which the Company is bound; and

(f)                                                                        the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.5                                      Satisfaction and Discharge of Indenture.  This Indenture will, upon Company Request, be discharged and will cease to be of further effect as to all of the Securities of a particular Series issued hereunder when either: (a) all of the Securities of such Series theretofore authenticated and delivered (except (i) lost, stolen or destroyed Securities that have been replaced or paid as provided in Section 2.8 and (ii) the Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company or discharged from such trust, as provided in the last paragraph of Section 8.9) have been delivered to the Trustee for cancellation; or (b) (i) all of the Securities of such Series not theretofore delivered to the Trustee for cancellation are due and payable by their terms within one year or have become due and payable by reason of the making of a notice of redemption and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount of cash in any combination of currency or currency unit in which the Securities of such Series are payable, U.S. Government Obligations, or a combination thereof in such amounts as will be sufficient to pay and discharge the entire indebtedness on the Securities of such Series not theretofore delivered to the Trustee for cancellation for principal and accrued but unpaid interest, if any, to Maturity or the date of such redemption, as the case may be, (ii) the Company has paid, or caused to be paid, all sums payable by it under this Indenture and (iii) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Securities of such Series at the Stated Maturity or the date of such redemption, as the case may be. In addition, in the case of clause (a) or (b) above, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Section 8.6                                      Survival of Certain Obligations.  Notwithstanding the satisfaction and discharge of this Indenture and of the Securities of any Series referred to in Section 8.1, 8.2, 8.4, or 8.5, the respective obligations of the Company and the Trustee under Sections 2.3, 2.5, 2.6, 2.7, 2.8, 2.12, 6.8, 8.7, 8.8, 8.9 and 8.10 and Article VII shall survive with respect to the Securities of such Series until the Securities of such Series are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 8.7, 8.8, 8.9 and 8.10 shall survive. Nothing contained in this Article VIII shall abrogate any of the obligations or duties of the Trustee under this Indenture.

Section 8.7                                      Acknowledgment of Discharge by Trustee.  Subject to Section 8.10, after (a) the conditions of Section 8.4 or 8.5 have been satisfied with respect to the Securities of any Series, (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (a) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of all of the Company’s obligations under this Indenture except for those surviving obligations specified in this Article VIII.

Section 8.8                                      Application of Trust Moneys.  All money and U.S. Government Obligations deposited with the Trustee pursuant to Section 8.4 or 8.5 in respect of the Securities of such Series shall be held in trust and applied by it, in accordance with the provisions of the Securities of such Series and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of the Securities of such Series of all sums due and to become due thereon for principal and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 8.4 or 8.5 with respect to the Securities of such Series or the principal and interest received in respect thereof other than any such tax, fee or other charge that by law is for the account of the Holders of the outstanding Securities of such Series.

Section 8.9                                      Repayment to the Company; Unclaimed Money.  The Trustee and any Paying Agent for the Securities of any Series shall promptly pay or return to the Company upon Company Order any cash or U.S. Government Obligations held by them at any time that are not required for the payment of the principal of and interest, if any, on the Securities of such Series for which cash or U.S. Government Obligations have been deposited pursuant to Section 8.4 or 8.5.

Any money deposited with the Trustee or any Paying Agent for the Securities of any Series, or then held by the Company, in trust for the payment of the principal of and interest, if any, on the Security of any Series and remaining unclaimed for two years after such principal and interest, if any, has become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be paid to the Company on Company Request or (if then held by the Company) shall be discharged from such trusts; and the Holder of any such Security shall, thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment may give written notice to the Holder of such Security, that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such written notice, any unclaimed balance of such money then remaining will, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be repaid to the Company, as the case may be.

Section 8.10                                Reinstatement.  If the Trustee or Paying Agent for the Securities of any Series is unable to apply any cash or U.S. Government Obligations, as applicable, in accordance with Section 8.2, 8.3, 8.4 or 8.5 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities of such Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2, 8.3, 8.4 or 8.5 until such time as the Trustee or Paying Agent for the Securities of such Series is permitted to apply all such cash or U.S. Government Obligations in accordance with Section 8.2, 8.3, 8.4 or 8.5; provided, however, that if the Company has made any payment of principal and interest, if any, on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the cash or U.S. Government Obligations, as applicable, held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS AND WAIVERS

Section 9.1                                      Without Consent of Holders.  The Company and the Trustee may amend or supplement this Indenture or the Securities of one or more Series without the consent of any Holder:

(a)                                  to cure, correct or supplement any ambiguity, omission, defect or inconsistency as to the Securities of such Series;

(b)                                 to comply with Article V;

(c)                                  to provide for uncertificated Securities in addition to or in place of certificated Securities;

(d)                                 to add guarantees or collateral security with respect to the Securities of such Series;

(e)                                  to add covenants of the Company under this Indenture for the benefit of the Holders of the Securities of such Series or to surrender any right or power conferred upon the Company as to the Securities of such Series;

(f)                                    to make any change that does not adversely affect the rights of any Holder of the Securities of such Series in any material respect;

(g)                                 to provide for the issuance of and establish the form and terms and conditions of Securities of any Series as permitted by this Indenture;

(h)                                 to change or eliminate any of the provisions of this Indenture provided that any such change or elimination shall become effective only when there is no Security outstanding of any Series created prior to the execution of such amendment or supplement that is adversely affected by such provision;

(i)                                     to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

(j)                                     to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

Section 9.2                                      With Consent of Holders.  The Company and the Trustee may enter into a Supplemental Indenture with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by such Supplemental Indenture (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any Supplemental Indenture or of modifying in any manner the rights of the Holders of the Securities of such Series. Except as provided in Section 6.13, the Holders of at least a majority in principal amount of the outstanding Securities of any Series by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series) may waive any past Default or compliance by the Company with any provision of this Indenture or the Securities of such Series.

It shall not be necessary for the consent of the Holders of Securities under this Section 9.2 to approve the particular form of any proposed Supplemental Indenture or waiver, but it shall be sufficient if such consent approves the substance thereof.  After a Supplemental Indenture or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders of Securities affected thereby a notice briefly describing such Supplemental Indenture or waiver.  Any failure by the Company to mail or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture or waiver.

Section 9.3                                      Limitations.  Without the consent of each Holder affected, an amendment or waiver may not:

(a)                                  reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(b)                                 reduce the rate of or extend the time for payment of interest (including default interest) on any Security;

(c)                                  reduce the principal of, or premium, if any, on any Security or change its Maturity, including the Stated Maturity or the date of redemption or required repurchase thereof;

(d)                                 reduce the principal amount of Discount Securities payable upon acceleration of the maturity thereof;

(e)                                  make the principal of or interest, if any, on any Security payable in any currency other than that stated in the Security;

(f)                                    impair the right of any Holder of Securities to receive payment of principal of and interest on such Securities on or after the due dates for the payment of such principal or interest or to institute suit for the enforcement of any payment on or with respect to such Securities;

(g)                                 make any changes that would affect the ranking for the Securities in a manner adverse to the Holders; or

(h)                                 make any change in Section 6.8 or 6.13 or this Section 9.3.

Section 9.4                                      Compliance with Trust Indenture Act.  Every amendment to this Indenture or the Securities of one or more Series shall be set forth in a Supplemental Indenture that complies with the TIA as then in effect.

Section 9.5                                      Revocation and Effect of Consents.  Until an amendment is set forth in a Supplemental Indenture or a waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  However, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Security or portion of a Security if the Trustee receives the notice of revocation before the date of such Supplemental Indenture or the date the waiver becomes effective.

Any amendment or waiver once effective shall bind every Holder of each Series affected by such amendment or waiver unless it is of the type described in any of clauses (a) through (g) of Section 9.3.  In that case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Section 9.6                                      Notation on or Exchange of Securities.  The Trustee may place an appropriate notation about an amendment or waiver on any Security of any Series thereafter authenticated.  The Company in exchange for Securities of such Series may issue and the Trustee shall authenticate upon request new Securities of such Series that reflect the amendment or waiver.

Section 9.7                                      Trustee Protected.  In executing, or accepting the additional trusts created by, any Supplemental Indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, in addition to the documents required by Section 10.4, and (subject to Section 7.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such Supplemental Indenture is authorized or permitted by this Indenture.  The Trustee shall sign all Supplemental Indentures, except that the Trustee need not sign any Supplemental Indenture that adversely affects its rights.

ARTICLE X

MISCELLANEOUS

Section 10.1                                Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

Section 10.2                                Notices.  Any notice or communication by the Company or the Trustee to the other, or by a Holder to the Company or the Trustee, is duly given if in writing and delivered in Person or mailed by first-class mail:

(a)                                  if to the Company:

Amphenol Corporation

358 Hall Avenue

Wallingford, Connecticut 06492

Attention: Treasurer

Facsimile: (203) 265-8628

with a copy to:

Amphenol Corporation

358 Hall Avenue

Wallingford, Connecticut 06492

Attention: General Counsel

Facsimile: (203) 265-8827

and

Pillsbury Winthrop Shaw Pittman

1540 Broadway

New York, New York 10036

Attention: Ronald A. Fleming, Jr.

Facsimile: (212) 298-9931

(b)                                 if to the Trustee:

The Bank of New York Mellon

101 Barclay Street

8th Floor West

New York, New York 10286

Attention: Global Corporate Trust

Facsimile: (732) 667-9183

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder shall be mailed by first-class mail to such Holder’s address as shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Holder of any Series or any defect in it shall not affect its sufficiency with respect to other Holders of that or any other Series.

If a notice or communication is mailed or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Holder receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 10.3                                Communication by Holders with Other Holders.  Holders of any Series may communicate pursuant to Section 312(b) of the TIA with other Holders of such Series or any other Series with respect to their rights under this Indenture or the Securities of such Series or all Series.  The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

Section 10.4                                Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)                                  an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)                                 an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 10.5                                Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 314(a)(4) of the TIA) shall comply with the provisions of Section 314(e) of the TIA and shall include:

(a)                                  a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 10.6                                Rules by Trustee and Agents.  The Trustee may make reasonable rules for action by or a meeting of Holders of one or more Series.  Any Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.7                                Legal Holidays.  Unless otherwise provided by Board Resolution, Officers’ Certificate or Supplemental Indenture for a particular Series, a “Legal Holiday” is any day that is not a Business Day.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 10.8                                No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

Section 10.9                                Counterparts.  This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 10.10                          Governing Laws.  THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.11                          No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.12                          Successors.  All agreements of the Company in this Indenture and the Securities shall bind its successor.  All agreements of the Trustee in this Indenture shall bind its successor.

Section 10.13                          Severability.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.14                          Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.15                          Securities in a Foreign Currency.  Unless otherwise specified in a Board Resolution, an Officers’ Certificate or a Supplemental Indenture delivered pursuant to Section 2.2 with respect to the Securities of a particular Series, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all Series or all Series affected by a particular action at the time outstanding and, at such time, there are outstanding Securities of any Series that are denominated in a coin or currency other than Dollars, then the principal amount of Securities of such Series that shall be deemed to be outstanding for the purpose of taking such action shall be that amount of Dollars that could be obtained for such amount at the Market Exchange Rate at such time. For purposes of this Section 10.15, “Market Exchange Rate” shall mean the noon Dollar buying rate in New York City for cable transfers of that currency as published by the Federal Reserve Bank of New York.  If such Market Exchange Rate is not available for any reason with respect to such currency, the Company shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in The City of New York or in the country of issue of the currency in question or such other quotations as the Company shall deem appropriate.  The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a Series denominated in currency other than Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture.

All decisions and determinations of the Company regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its sole discretion and shall, in the absence of manifest error, to the extent permitted by law, be conclusive for all purposes and irrevocably binding upon all Holders.

Section 10.16                          Judgment Currency.  The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest or other amount on the Securities of any Series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, any recovery pursuant to any judgment (whether or not entered in accordance with clause (a) above), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

Section 10.17                          USA Patriot Act.  The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA Patriot Act”), the Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that opens an account.  The parties to this Indenture agree that they will provide the Trustee with such information as the Trustee may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the day and year first above written.

AMPHENOL CORPORATION

By:	/s/ Diana G. Reardon
Name: Diana G. Reardon
Title: Senior Vice President and
Chief Financial Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Timothy W. Casey
Name: Timothy W. Casey
Title: Senior Associate